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                                                                           EX 11

                                                          [Lincoln LOGO]
                                                          Financial Group(R)
                                                          Lincoln Life & Annuity
                                                          Company of New York

JOHN L. REIZIAN
ASSISTANT VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
350 CHURCH STREET
HARTFORD, CT 06103-1105
TELEPHONE: (860) 466-1539
FACSIMILE: (860) 466-1778
John.Reizian@LFG.com

VIA EDGAR

January 12, 2009

U. S. Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
100 F Street, NE
Washington, DC 20549-4644

Re: LLANY Separate Account R for Flexible Premium Variable Life
    Lincoln Life & Annuity Company of New York ("LLANY")
    File No. 333-149053; 811-08651; CIK: 0001055225
    Pre-Effective Amendment No.: 1, Form N-6 Rule 485(b)

Dear Sir or Madam:

As Assistant Vice President and Associate General Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am representing LLANY in these matters. I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its methods of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on my review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Initial Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to said Pre-Effective Amendment No. 1 to the initial Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Sincerely,


/s/ John L. Reizian
-------------------------------------
John L. Reizian
Assistant Vice President and Associate General Counsel